EXHIBIT 5.(c)
INTERNAL REVENUE SERVICE                        DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 1055
ATLANTA, GA  30370-0000
                                          Employer Identification Number:
Date: JUN 13 1996                               59-2147112
                                          File Folder Number:
                                                590000757
FLORIDA PROGRESS CORPORATION              Person to Contact:
ONE PROGRESS PLAZA                              EP/EO CUSTOMER SERVICE UNIT
ST PETERSBURG, FL 33701                   Contact Telephone Number:
                                                (410) 962-6058
                                          Plan Name:
                                                FLORIDA PROGRESS CORPORATION
                                                SAVINGS PLAN FOR EMPLOYEES
                                          Plan Number: 002



Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      The plan meets the requirements of Code sections 401(a) and 409.

      This determination letter is applicable for the amendment(s) adopted on 3/24/95 & 12/29/94.

      This determination letter is also applicable for the amendment(s) adopted on 2/2/94 & 5/20/93.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This plan satisfies the nondiscriminatory current availability require-

                                                            Letter 835 (DO/OG

FLORIDA PROGRESS CORPORATION

ments of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,

                                    /s/Paul M. Harrington

                                    District Director

Enclosures:
Publication 794
Addendum
                                                            Letter 835 (DO/OG)
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                                    -3-

FLORIDA PROGRESS CORPORATION

This letter also applies to amendments executed 10/19/92, 1/23/92, 10/30/90, 5/15/90, and 5/18/89.